U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

Nevada	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 East 28th Street, New York, New York	10016
(Address of principal executive offices)	Zip Code

Registrant’s telephone number including area code:	212-779-1921

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01

Other Events.

The Company reported in its Form 10-KSB for year ended October 31, 2006 at Item 6 sub-heading entitled “Subsequent Events” that “In late January 2007, our President owning 9,400,000 Issuer’s shares and a Director owning 40,000 of our shares entered into a non-binding Term Sheet regarding a certain Buyer’s expressed intent to buy such 9,440,000 shares as well as certain additional shares owned by persons who are not part of Issuer’s management team.  While the Term Sheet is non-binding, the closing of such transaction (which is subject to, among other things, entry into a Stock Purchase Agreement and compliance with each of the warranties and representations, as shall be contained therein) would result in a change of (i) control of the Issuer; (ii) change of management; and (iii) entry into an unrelated business.

If and when this occurs, the Issuer intends to timely file the necessary Form 8-K detailing the transaction.”

Language of a similar nature appears in second paragraph to Note 1 of the audited financial statements.

The proposed transaction referred to therein has been terminated by all parties concerned.

Item 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired: None

(b)

Pro-Forma Financial Statements: None

(c)

Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2007

International Food and Wine Consultants, Inc.
(Registrant)

/s/ Mary Beth Clark
By:	Mary Beth Clark, Chief Executive Officer

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